Exhibit 4.1

EXECUTION VERSION

PENN VIRGINIA OPERATING CO., LLC

AND

PENN VIRGINIA RESOURCE PARTNERS, L.P.

FOURTH AMENDMENT

Dated as of March 26, 2008

to

NOTE PURCHASE AGREEMENT

Dated as of March 27, 2003

Re:             $90,000,000 6.02% (originally 5.77%) Senior Notes

Due March 27, 2013

Penn Virginia	Fourth Amendment

FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENTS

THIS FOURTH AMENDMENT dated as of March 26, 2008 (the or this “Fourth Amendment”) to the Note Purchase Agreements (as hereinafter defined) is among PENN VIRGINIA OPERATING CO., LLC, a Delaware limited liability company (the “Company”), PENN VIRGINIA RESOURCE PARTNERS, L.P., a Delaware limited partnership (the “Parent Company”), and each of the institutions which is a signatory to this Fourth Amendment (collectively, the “Noteholders”).

R E C I T A L S:

A. The Company, the Parent Company and each of the Noteholders have heretofore entered into separate and several Note Purchase Agreements, each dated as of March 27, 2003, as amended by the First Amendment dated as of March 3, 2005, the Second Amendment dated as of December 8, 2006, and the Third Amendment dated as of September 19, 2007 (collectively, as amended, the “Note Purchase Agreements”). The Company has heretofore issued $90,000,000 aggregate principal amount of its 6.02% (originally 5.77%) Senior Notes due March 27, 2013 (the “Notes”) pursuant to the Note Purchase Agreements. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.

B. The Parent Company guaranteed for the benefit of the Noteholders the payment and performance of the Notes by the Company pursuant to that certain Parent Guaranty dated as of March 27, 2003 as amended by the First Amendment dated as of March 3, 2005 and the Third Amendment dated as of September 19, 2007 (collectively, as amended, the “Parent Guaranty”).

C. The Company and the Parent Company desire to remove the non-cash impact of commodity derivatives in the leverage covenant calculation of the Note Purchase Agreements and in connection therewith the Company and the Parent Company would require certain amendments to the Note Purchase Agreements.

D. The Company, the Parent Company and the Noteholders now desire to amend the Note Purchase Agreements in the respects, but only in the respects, hereinafter set forth.

E. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreements unless herein defined or the context shall otherwise require.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Fourth Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company, the Parent Company and the Noteholders do hereby agree as follows:

Penn Virginia	Fourth Amendment

SECTION 1. AMENDMENTS.

Section 1.1. Schedule B of the Note Purchase Agreements shall be amended by amending the following definition in its entirety to read as follows:

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, (a) excluding therefrom (i) any non-cash extraordinary items of gain or loss (including without limitation those items created by mandated changes in accounting treatment) and (ii) any gain or loss of any other Person accounted for on the equity method, except to the extent of cash distributions received during the relevant period (b) plus the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (1) Consolidated Interest Expense, (2) income taxes, (3) depletion and depreciation expense and (4) amortization expense; provided that for purposes of this definition, (1) if any Person (or the assets of any Person) is acquired by the Parent Company or any of its Subsidiaries (whether by merger, asset or stock acquisition or otherwise) at any time during the relevant period of any calculation of “Consolidated EBITDA” such that it becomes a Subsidiary (or assets of the Parent Company or any of its Subsidiaries), such acquisition shall be deemed to have been made on and as of the first day of such calculation period; (2) if any Subsidiary (or the assets thereof) is disposed of by the Parent Company or any of its Subsidiaries (whether by asset or stock sale or otherwise) at any time during the relevant period of calculation such that it ceases to be a Subsidiary (or the assets cease to be owned by the Parent Company or any of its Subsidiaries), such disposition shall be deemed to have been made on and as of the first day of such calculation period; and (3) to the extent that the calculation of “Consolidated EBITDA” includes a gain or loss with respect to a Hedging Transaction, “Consolidated EBITDA” shall be (i) increased by any non-cash items of loss arising from Hedging Transactions net of any actual cash payments related to the item(s) giving rise to the loss and (ii) decreased by any non-cash items of gain arising from Hedging Transactions net of any actual cash payments related to the item(s) giving rise to the gain.

Section 1.2. The following shall be added as new definitions in alphabetical order to Schedule B of the Note Purchase Agreements:

“Commodity Hedge” shall mean a price protection agreement related to crude oil, diesel fuel, heating oil, coal, SO2 allowances, natural gas, natural gas liquids, or other commodities and entered into by the Parent Company or any of its Subsidiaries for hedging purposes in the ordinary course of the operations of their business (and not for speculation).

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“Hedging Transaction” shall mean any of the following transactions by the Parent Company or any of its Subsidiaries: any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction or any combination of the foregoing transactions, including, without limitation, any Interest Rate Hedge or any Commodity Hedge, provided that all such Hedging Transactions are entered into by the Parent Company or any of its Subsidiaries for hedging purposes in the ordinary course of the operations of their business (and not for speculation).

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Parent Company or any of its Subsidiaries in order to provide protection to, or minimize the impact upon, the Parent Company or any of its Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT COMPANY.

Section 2.1. To induce the Noteholders to execute and deliver this Fourth Amendment (which representations shall survive the execution and delivery of this Fourth Amendment), the Company and the Parent Company, jointly and severally, represent and warrant to the Noteholders that:

(a) this Fourth Amendment has been duly authorized, executed and delivered by the Company and the Parent Company and this Fourth Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company and the Parent Company enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the Note Purchase Agreements, as amended by this Fourth Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company and the Parent Company, enforceable against them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

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(c) the execution, delivery and performance by the Company and the Parent Company of this Fourth Amendment (i) has been duly authorized by all requisite legal action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its operating agreement in the case of the Company and its limited partnership agreement in the case of the Parent Company, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon either of them, or (3) any provision of any material indenture, agreement or other instrument to which the Company or the Parent Company is a party or by which their properties or assets are or may be bound, including, without limitation, the Bank Credit Agreement or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d) as of the date hereof and after giving effect to this Fourth Amendment, no Default or Event of Default has occurred and is continuing, nor after giving effect to the transactions contemplated by this Fourth Amendment would a Default or Event of Default exist;

(e) all the representations and warranties contained in the Closing Certificate substantially in the form of Schedule A to the First Amendment to Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company or the Parent Company, as the case may be, on and as of the date hereof, except to the extent that (i) such representations and warranties expressly relate solely to an earlier date and (ii) such representations and warranties are no longer true and correct in all material respects due solely as a result of actions taken by the Company or the Parent Company in accordance with and permitted by the Note Purchase Agreements; and

(f) all requirements of law have been fully complied with and all other acts and things necessary to make this Fourth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS FOURTH AMENDMENT.

Section 3.1. This Fourth Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a) executed counterparts of this Fourth Amendment, duly executed by the Company, the Parent Company and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

(b) the Noteholders shall have received a true, correct and complete copy of the Second Amendment to Amended and Restated Credit Agreement by and among the Company, the Guarantors party thereto, the financial institutions party thereto, the Bank Agent, PNC Capital Markets, Inc. and RBC Capital Markets, as joint lead arrangers, and RBC Capital Markets, as syndication agent;

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(c) the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Parent Company GP authorizing the execution, delivery and performance by the Company and the Parent Company of this Fourth Amendment, certified by its Secretary or an Assistant Secretary;

(d) the representations and warranties of the Company and the Parent Company set forth in Section 2 hereof shall be true and correct on and with respect to the date hereof; and

(e) the Company shall have paid the fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Fourth Amendment.

Upon receipt of all of the foregoing, this Fourth Amendment shall become effective.

SECTION 4. CONFIRMATION.

Section 4.1. The Parent Company hereby absolutely and unconditionally confirms its continued guaranty of the obligations of the Company under the Note Purchase Agreements, as amended hereby, pursuant to the terms of the Parent Guaranty.

Section 4.2. Each of the Subsidiary Guarantors hereby absolutely and unconditionally confirms its continued Guaranty of the obligations of the Company under the Note Purchase Agreements, as amended hereby, pursuant to the terms of the Guaranty Agreement dated as of March 27, 2003.

SECTION 5. MISCELLANEOUS.

Section 5.1. This Fourth Amendment shall be construed in connection with and as part of the Note Purchase Agreements, and except as modified and expressly amended by this Fourth Amendment, all terms, conditions and covenants contained in the Note Purchase Agreements, the Notes and the Parent Guaranty are hereby ratified and shall be and remain in full force and effect.

Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fourth Amendment may refer to the Note Purchase Agreements without making specific reference to this Fourth Amendment but nevertheless all such references shall include this Fourth Amendment unless the context otherwise requires.

Section 5.3. The descriptive headings of the various Sections or parts of this Fourth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

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Section 5.4. This Fourth Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Fourth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

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Penn Virginia	Fourth Amendment

PENN VIRGINIA OPERATING CO., LLC

By:	/s/ NANCY M. SNYDER
Name:	Nancy M. Snyder
Title:	Vice President

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC,
its General Partner

By:	/s/ NANCY M. SNYDER
Name:	Nancy M. Snyder
Title:	Vice President

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Accepted and Agreed to:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

By:	/s/ DEBRA J. HEIGHT
Name:	Debra J. Height
Title:	Managing Director

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Accepted and Agreed to:

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/S/ YVONNE GUAJARDO
Name:	Yvonne Guajardo
Title:	Vice President

PRUDENTIAL RETIREMENT CEDED BUSINESS TRUST

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/S/ YVONNE GUAJARDO
Name:	Yvonne Guajardo
Title:	Vice President

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Accepted and Agreed to:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	New York Life Investment Management LLC, its Investment Manager

By:	/S/ KATHLEEN A. HABERKERN
Name:	Kathleen A. Haberkern
Title:	Director

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Accepted and Agreed to:

NEW YORK LIFE INSURANCE COMPANY

By:	/S/ KATHLEEN A. HABERKERN
Name:	Kathleen A. Haberkern
Title:	Corporate Vice President

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Accepted and Agreed to:

METROPOLITAN LIFE INSURANCE COMPANY

By:	/S/ JUDITH A. GULOTTA
Name:	Judith A. Gulotta
Title:	Managing Director

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Accepted and Agreed to:

By:	SUN LIFE FINANCIAL (HONG KONG) LIMITED

By:	Sun Capital Advisers, Inc., its investment advisor

By:	/S/ DEBORAH J. FOSS
Name:	Deborah J. Foss
Title:	Managing Director, Head of Private Debt, Private Fixed Income

By:	/S/ SRBUI SEFERIAN
Name:	Srbui Seferian
Title:	Managing Director, Private Fixed Income

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Accepted and Agreed to:

SUN LIFE ASSURANCE COMPANY OF CANADA

By:	/S/ DEBORAH J. FOSS
Name:	Deborah J. Foss
Title:	Managing Director, Head of Private Debt, Private Fixed Income

By:	/S/ ANN C. KING
Name:	Ann C. King
Title:	Senior Counsel

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Accepted and Agreed to:

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), successor by merger to Keyport Life Insurance Company

By:	/S/ DEBORAH J. FOSS
Name:	Deborah J. Foss
Title:	Managing Director, Head of Private Debt, Private Fixed Income

By:	/S/ ANN C. KING
Name:	Ann C. King
Title:	Assistant Vice President and Senior Counsel

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Accepted and Agreed to:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/S/ HOWARD STERN
Name:	Howard Stern
Its Authorized Representative

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Accepted and Agreed to:

CALHOUN & CO., as nominee for Comerica Bank & Trust, National Association, Trustee to the Trust created by Trust Agreement dated October 1, 2002

By:	/S/ HEATHER MORRISON
Name:	Heather Morrison
Title:	Attorney in Fact & Agent

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Accepted and Agreed to:

AVIVA LIFE INSURANCE COMPANY

By:	Aviva Capital Management, LLC, its authorized attorney in fact

By:	/S/ ROGER D. FORS
Name:	Roger D. Fors
Title:	VP-Private Placements

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Accepted and Agreed to:

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/S/ ALAN P. KRESS
Name:	Alan P. Kress
Title:	Counsel

By:	/S/ JAMES C. FIFIELD
Name:	James C. Fifield
Title:	Assistant General Counsel

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Each of the undersigned hereby confirms its continued guaranty of the obligations of the Company under the Note Purchase Agreements, as amended hereby, pursuant to the terms of the Guaranty Agreement dated as of March 27, 2003, on this 26th day of March, 2008.

LOADOUT LLC, a Delaware limited liability company

WISE LLC, a Delaware limited liability company

K RAIL LLC, a Delaware limited liability company

SUNCREST RESOURCES LLC, a Delaware limited liability company

FIELDCREST RESOURCES LLC, a Delaware limited liability company

PVR GAS RESOURCES, LLC (f/k/a Cantera Gas Resources, LLC), a Delaware limited liability company

PVR GAS PROCESSING LLC (f/k/a Cantera Gas Processing, LLC), an Oklahoma limited liability company

PVR NATURAL GAS GATHERING LLC (f/k/a Cantera Natural Gas Gathering, LLC), an Oklahoma limited liability company

PVR CHEROKEE GAS PROCESSING LLC (f/k/a Cantera Cherokee Gas Processing, LLC), an Oklahoma limited liability company

PVR OKLAHOMA NATURAL GAS GATHERING LLC (f/k/a Cantera Oklahoma Natural Gas Gathering, LLC), an Oklahoma limited liability company

PVR HYDROCARBONS LLC (f/k/a Cantera Hydrocarbons, LLC), an Oklahoma limited liability company

PVR LAVERNE GAS PROCESSING LLC (f/k/a Cantera Laverne Gas Processing, LLC), an Oklahoma limited liability company

CONNECT ENERGY SERVICES, LLC, a Delaware limited liability company

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PVR GAS PIPELINE, LLC (f/k/a Cantera Gas Company), a Delaware limited liability company

PVR HAMLIN I, LLC (f/k/a Cantera Hamlin I, LLC), a Delaware limited liability company

PVR HAMLIN II, LLC (f/k/a Cantera Hamlin II, LLC), a Delaware limited liability company

PVR HAMLIN, L.P. (f/k/a Cantera Hamlin, LP), a Delaware limited partnership

PVR MIDSTREAM LLC, a Delaware limited liability company

TONEY FORK LLC, a Delaware limited liability company

CONNECT GAS PIPELINE LLC, a Delaware limited liability company

CONNECT GAS GATHERING, LLC, a Delaware limited liability company

CONNECT NGL PIPELINE, LLC, a Delaware limited liability company

PVR EAST TEXAS GAS PROCESSING, LLC, a Delaware limited liability company

By	/S/ NANCY M. SNYDER
Name:	Nancy M. Snyder
Title:	Vice President